UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):
April 21, 2025
CALIBERCOS INC.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-41703	47-2426901
(Commission File Number)	(IRS Employer Identification No.)

8901 E. Mountain View Rd. Ste. 150, Scottsdale, AZ	85258
(Address of Principal Executive Offices)	(Zip Code)
(480) 295-7600
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, par value $0.001	CWD	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 below is incorporated by reference herein in response to this Item.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 21, 2025, CaliberCos Inc. (the “Company”, “we”, “our”) held a Special Meeting of Stockholders (the “Special Meeting”). At the Special Meeting, the stockholders approved a proposal authorizing a reverse stock split of the Company’s Class A common stock, par value $0.001 per share (the “Class A Common Stock”) and the Company’s Class B common stock, par value $0.001 per share (the “Class B Common Stock”, together with the Class A Common Stock, the “Common Stock”), at an exchange ratio within the range of 1-for-5 to 1-for-20, inclusive, as determined by the board of directors of the Company (the “Board”).

Following the Special Meeting, the Board approved a one-for-twenty (1-for-20) reverse stock split of the Common Stock (the “Reverse Stock Split”) and the Company filed a Certificate of Amendment (the “Amendment”) to its Third Amended and Restated Certificate of Incorporation (as amended to date, the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware to effect the Reverse Stock Split of its Common Stock. The Reverse Stock Split will become effective on May 2, 2025 at 12:01 Eastern Standard Time (the “Effective Time”).

As a result of the Reverse Stock Split, at the Effective Time, every twenty (20) shares of the Company’s pre-Reverse Stock Split Common Stock will be combined and automatically become one (1) share of Common Stock. The Company’s Class A Common Stock is expected to begin trading on a split-adjusted basis when the Nasdaq Stock Market opens for trading on May 2, 2025. After the Effective Time, the number of outstanding shares of Class A Common Stock of the Company will be reduced from approximately 18.6 million to 928,715 shares and the Class B Common Stock from approximately 7.4 million to 370,821.

The Class A Common Stock will continue to trade on the Nasdaq Stock Market under the existing symbol “CWD”. The Reverse Stock Split will affect all holders of our Common Stock uniformly and will not affect any stockholder’s percentage ownership interests or proportionate voting power. The other principal effects of the Amendment will be that the number of shares of Common Stock issuable upon conversion or exercise of notes, warrants, preferred stock and other convertible securities, as well as any commitments to issue securities, that provide for adjustments in the event of a reverse stock split will be appropriately adjusted pursuant to their applicable terms for the Reverse Stock Split. If applicable, the conversion price for each outstanding note and outstanding share of preferred stock and the per share exercise price of all outstanding options and warrants will be increased, pursuant to their terms, in inverse proportion to the 1-for-20 split ratio such that upon conversion or exercise, the aggregate conversion price for each note or preferred stock and the aggregate exercise price payable by the option or warrant holder to the Company for shares of Common Stock subject to such option or warrant will remain approximately the same as the aggregate conversion or exercise price, as applicable, prior to the Reverse Stock Split. Pursuant to the terms of the Company’s 2024 Equity Incentive Plan, shares of Common Stock available for issuance also are subject to adjustment as a result of the Reverse Stock Split.

The Reverse Stock Split will not change the authorized number of shares or the par value of the Common Stock nor modify any voting rights of the Common Stock.

Fractional Shares. No fractional shares will be issued in connection with the Reverse Stock Split. All shares of Common Stock that are held by a stockholder will be aggregated subsequent to the Reverse Stock Split and each fractional share resulting from such aggregation held by a stockholder will be rounded up to the next whole share.

Our transfer agent, ClearTrust LLC is acting as the exchange agent for the Reverse Stock Split. Registered stockholders holding pre-split shares of the Company’s Common Stock electronically in book-entry form are not required to take any action to receive post-split shares. Stockholders owning shares via a broker, bank, trust or other nominee will have their positions automatically adjusted to reflect the Reverse Stock Split, subject to such broker’s particular processes, and will not be required to take any action in connect with the Reverse Stock Split.

The foregoing description is qualified in its entirety by the full text of the Certificate of Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 21, 2025, the Company held a Special Meeting of Stockholders (the “Special Meeting”). As of March 19, 2025, the record date for the Special Meeting (the “Record Date”), there were 15,695,959 shares of Class A Common Stock and 7,416,414 shares of Class B Common Stock outstanding. Holders of our Common Stock were entitled to vote their shares at the Special Meeting. Holders of Class A Common Stock as of the Record Date are entitled to one (1) vote per share on each matter that is submitted to stockholders for approval. Holders of Class B Common Stock as of the Record Date are entitled to ten (10) votes per share on each matter that is submitted to stockholders for approval. The holders of Class A Common Stock and Class B Common stock vote together as a single class.

A total of 12,824,644 shares of capital stock entitled to vote at the Annual Meeting, representing 79,572,370 votes, were present, in person via live webcast or by proxy, at the Special Meeting, constituting a quorum in accordance with the Company’s Amended and Restated Bylaws. A description of each matter voted upon at the Special Meeting is described in detail in the Proxy Statement, filed with the Securities and Exchange Commission on April 8, 2025. The final votes on the proposals presented at the Annual Meeting are set forth below.

Proposal 1: Approve amendment of the Company’s Third Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding common stock at an exchange ratio between 1-for-5 to 1-for-20, inclusive, as determined by the Board. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
79,391,273	176,399	4,668	-

Proposal 2: To approve, for the purpose of complying with the applicable provisions of Nasdaq Listing Rule 5635, the potential issuance of shares of our Class A Common Stock pursuant to the Equity Purchase Agreement, dated March 20, 2025, by and between the Company and Mast Hill, L.P. (the “ELOC Share Issuance Proposal”). The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
79,395,867	175,059	1,414	-

Proposal 3: To approve, for the purpose of complying with the applicable provisions of Nasdaq Listing Rule 5635, the potential issuance of shares of our Class A Common Stock pursuant to (i) the securities purchase agreement dated March 20, 2025 (the “SPA”), (ii) the senior secured promissory note dated March 20, 2025, (iii) the warrant issued pursuant to the SPA. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
79,396,485	174,441	1,414	-

Proposal 4: To approve the adjournment of the Special Meeting, to a later date or dates, if necessary or appropriate, to establish a quorum and or to solicit additional proxies if there are insufficient votes to adopt Proposal No. 1, Proposal No. 2 and Proposal No.3. Because a quorum was present for the Special Meeting and Proposals 1, 2 and 3 were approved by the required vote, this proposal was presented for the record but the meeting was not adjourned. The vote of stockholders was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
79,487,637	81,109	3,624	-

Item 8.01 Other Events.

The information provided in Item 5.03 is hereby incorporated by reference.

The Company has registration statements on Form S-1 (File No. 333-286530), Form S-3 (File No. 333-280243), and Form S-8 (File No. 001-41703 and File No. 333-280638), and an offering statement on Form 1-A (File No. 024-12540) on file with the Securities and Exchange Commission (the “SEC”). SEC regulations permit the Company to incorporate by reference future filings made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offerings covered by such registration statements. The information incorporated by reference is considered to be part of the prospectus included within each of those registration statements. Information in this Item 8.01 of this Current Report on Form 8-K is therefore intended to be automatically incorporated by reference into each of the active registration statements listed above, thereby amending them. Pursuant to Rule 416(b) under the Securities Act, the amount of undistributed shares of Common Stock deemed to be covered by the effective registration statements of the Company described above are proportionately reduced as of the Effective Time to give effect to the Reverse Stock Split.
Item 9.01 Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.	Exhibit
3.1	Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation filed on April 23, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CaliberCos Inc.

Date: April 25, 2025

	By:	/s/ John C. Loeffler, II
	Name:	John C. Loeffler, II
	Title:	Chairman and Chief Executive Officer